UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 11, 2006

Commission	Registrant, State of Incorporation	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

33-93644		31-1436349
Day International Group, Inc.
(Incorporated in Delaware)
130 West Second Street
Dayton, Ohio 45402
Telephone: (937) 224-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
Day International, Inc. (“Day”), a directly wholly-owned subsidiary of Day International Group, Inc. (the “Company”), and Day International (UK) Holdings (“Day UK”), a directly wholly-owned subsidiary of Day, announced on October 11, 2006, that it completed its acquisition of the stock of Duco Holdings Limited (“Duco International”). The purchase price was £17.1 million in cash, plus expenses and is subject to certain adjustments for changes in working capital.
Duco International, headquartered in the UK, is a printing blanket manufacturer with facilities in Slough and Swindon, England. The company’s global distribution covers five continents with its most significant presence in Europe, Asia Pacific and India.
A copy of the Purchase Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Purchase Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.
A copy of the press release announcing the completion of the acquisition is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

10.1	Purchase Agreement by and among Day International Group, Inc., and Duco International dated October 11, 2006

99.1	Press Release issued by the Company on October 11, 2006, announcing the completion of the acquisition of Duco International.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Day International Group, Inc.
(Registrant)

Date: October 17, 2006	/s/ Thomas J. Koenig

Thomas J. Koenig
Vice President and Chief Financial Officer
(Principal Financial Officer)